Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF

COMMON STOCK

AT $5.00 PER SHARE

AND

ALL OUTSTANDING SHARES OF

SERIES A CONVERTIBLE PREFERRED STOCK

AT $20.00 PER SHARE

OF

CLARIENT, INC.

BY

CRANE MERGER SUB, INC.

AN INDIRECT WHOLLY OWNED SUBSIDIARY

OF

GENERAL ELECTRIC COMPANY

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 6, 2010, UNLESS THE OFFER IS EXTENDED.

November 5, 2010

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 5, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (such offer, together with any amendments or supplements thereto, the “Offer”) by Crane Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and an indirect, wholly owned subsidiary of General Electric Company, a New York corporation (“Parent”), to purchase (i) all outstanding shares of common stock of Clarient, Inc., a Delaware corporation (the “Company”), par value $0.01 per share (the “Common Shares”), at a price of $5.00 per Common Share in cash and (ii) all outstanding shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares” and together with the Common Shares, the “Shares”), at a price of $20.00 per Preferred Share in cash, in each case without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and Letter of Transmittal.

Please note carefully the following:

1.	For Common Shares, the offer price is $5.00 per Common Share, in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

2.	For Preferred Shares, the offer price is $20.00 per Preferred Share, in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

3.	The Offer is being made for all outstanding Shares.

4.	The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on December 6, 2010, unless the Offer is extended by the Purchaser. Except as otherwise described in Section 4 of the Offer to Purchase, previously tendered Shares may be withdrawn at any time until the Offer has expired and, if the Purchaser has not accepted such Shares for payment by January 4, 2011, such Shares may be withdrawn at any time after that date until the Purchaser accepts Shares for payment.

5.	The Offer is conditioned upon, among other things, (i) the satisfaction of the Minimum Condition (as defined below) and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The “Minimum Condition” requires that there be validly tendered in the Offer and not validly withdrawn prior to the expiration of the Offer (as it may be extended) that number of Shares which, together with the number of Shares (if any) then owned of record by Parent or the Purchaser or with respect to which Parent or the Purchaser otherwise has, directly or indirectly, sole voting power, represents at least a majority of the Common Shares then outstanding on a fully diluted basis (which means, as of any time, the number of Common Shares outstanding, plus the maximum number of Common Shares that may be issued (i) upon the conversion or exercise of all outstanding options, warrants, convertible or exchangeable securities (including the Preferred Shares) and similar rights or (ii) pursuant to contractual earnout or milestone provisions, other than potential dilution attributable to the unexercised portion of the Top-Up Option (as defined in Section 11 of the Offer to Purchase)).

6.	Tendering stockholders who are record stockholders and who tender their Shares directly to BNY Mellon Shareowner Services, the Depositary for the Offer (the “Depositary”), will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser’s purchase of Shares pursuant to the Offer. Stockholders who hold their Shares through a broker, dealer, bank, trust company or other nominee should consult such institution as to whether it charges any service fees or commissions. However, federal income tax backup withholding will be required, unless the required taxpayer identification information is provided or an exemption is available. See the Letter of Transmittal for more information.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares or confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when the foregoing documents with respect to Shares are actually received by the Depositary.

INSTRUCTION FORM

WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF

COMMON STOCK

AT $5.00 PER SHARE

AND

ALL OUTSTANDING SHARES OF

SERIES A CONVERTIBLE PREFERRED STOCK

AT $20.00 PER SHARE

OF

CLARIENT, INC.

BY

CRANE MERGER SUB, INC.

AN INDIRECT WHOLLY OWNED SUBSIDIARY

OF

GENERAL ELECTRIC COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 5, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (such offer, together with any amendments or supplements thereto, the “Offer”) by Crane Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and an indirect, wholly owned subsidiary of General Electric Company, a New York corporation, to purchase (i) all outstanding shares of common stock of Clarient, Inc., a Delaware corporation (the “Company”), par value $0.01 per share (the “Common Shares”), at a price of $5.00 per Common Share in cash and (ii) all outstanding shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares” and together with the Common Shares, the “Shares”), at a price of $20.00 per Preferred Share in cash, in each case without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

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The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Common Shares Tendered Hereby:*	Signature(s):
Account No.:		(sign here)
Number of Preferred Shares Tendered Hereby:*	Dated:
Account No:	Printed name(s):
Tax Identification or	Address:
Social Security Number:

*	Unless otherwise indicated, it will be assumed that all Shares held by us for the undersigned’s account are to be tendered.

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